                                                                    EXHIBIT 10.1

NORTH CAROLINA

WAKE COUNTY

                              TERMINATION AGREEMENT

      THIS AGREEMENT made and entered into effective January 31, 2006, by and between SHANNON OAKS PARTNERSHIP, a North Carolina Partnership and R.E.C.-SHANNON OAKS, LLC, a North Carolina limited liability company and successor in interest to R.E.C. Properties, L.L.C., collectively, "Landlord," and INTERNET COMMERCE CORPORATION, a Delaware Corporation, hereinafter called "Tenant".

                                   WITNESSETH:

      WHEREAS, Landlord entered into a lease with Research Triangle Consultants, Inc. dated May 13, 1999 (the "Lease") for certain space in the Shannon Oaks Office Building as designated in the Lease (the "Premises"); and

      WHEREAS, the Lease was amended pursuant a Commencement Agreement-Shannon Oaks dated October 19, 1999, and an Amendment to Lease dated July 15, 2000;

      WHEREAS, Research Triangle Consultants, Inc., subsequent to changing its name to Research Triangle Commerce. Inc., merged into it parent company, Internet Commerce Corporation ("Tenant ") effective December 31, 2004; and

      WHEREAS, Landlord and Tennant desire to terminate the Lease effective January 31, 2006, under the terms and conditions set forth below.

      NOW, THEREFORE, in consideration of the receipt of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which is acknowledged.

1. Lump Sum Settlement. Tenant shall remit to Landlord the sum of $120,000.00 (the "Lump Sum Settlement") in cash or certified funds on or before January 31, 2006.

2. Termination of Lease. Upon payment of the Lump Sum Settlement as set forth above, Landlord and Tenant agree to terminate the Lease effective January 31, 2006, and neither party shall have any further obligation to the other for payment or performance under the Lease from and after that date.

3. Personal Property. Tenant acknowledges that it has thirty (30) days to remove all personal property belonging to it from the Premises. Tenant hereby releases any and all claims to any personal property located at the Premises as of the end of the thirty day period.

4. Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of North Carolina without regard to the conflicts of laws provisions thereof.

5. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the Effective Date as defined herein.

                                LANDLORD:

                                SHANNON OAKS PARTNERSHIP by its general partner, MCCONNELL PROPERTIES, INC.

                                BY: /s/ Peter McConnell
                                    --------------------------------------------
                                        Peter McConnell, President

                                REC-SHANNON OAKS, LLC

                                BY: /s/ Joel C. Carpenter
                                    --------------------------------------------
                                        Joel C. Carpenter, Manager

                                TENANT:

                                INTERNET COMMERCE CORPORATION

                                BY: /s/ Glen E. Shipley
                                    --------------------------------------------
                                        Glen E. Shipley, CFO
                                        (Name and Title)